
                         NOTICE OF GUARANTEED DELIVERY
                                       TO
                         TENDER SHARES OF COMMON STOCK
                                       OF

                           GOULDS PUMPS, INCORPORATED

     As set forth in Section 3 of the Offer to Purchase described below, this instrument or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) are not immediately available or the certificates for Shares and all other required documents cannot be delivered to The Bank of New York (the "Depositary") on or prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase) or if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This instrument may be delivered by hand or transmitted by facsimile transmission or mailed to the Depositary.

                        The Depositary for the Offer is:

                              THE BANK OF NEW YORK

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
           By Mail:                 By Facsimile Transmission:        By Hand or Overnight Delivery:
 Tender & Exchange Department    (for Eligible Institutions only)      Tender & Exchange Department
        P.O. Box 11248                   (212) 815-6213                      101 Barclay Street
     Church Street Station                                               Receive and Deliver Window
    New York, NY 10286-1248           Confirm by Telephone:                  New York, NY 10286
                                         (800) 507-9357

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box in the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tender(s) to George Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of ITT Industries, Inc., an Indiana corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated April 25, 1997 (the "Offer to Purchase"), and in the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of Common Stock, par value $1.00 per share (the "Shares"), of Goulds Pumps, Incorporated, a Delaware corporation, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

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
Signature(s)                                       Address(es)
             ---------------------------------                 ----------------------------------

Name(s) of Record Holders                          ----------------------------------------------
                                                                      ZIP CODE
----------------------------------------------     Area Code and Tel. No(s)
           PLEASE TYPE OR PRINT                                             ---------------------
                                                   Check one box if Shares will be tendered by
Number of Shares                                   book-entry transfer)
                 -----------------------------
                                                   [ ] The Depository Trust Company
Certificate Nos. (If Available)                    [ ] Philadelphia Depository Trust Company

----------------------------------------------     Account Number
                                                                  -------------------------------
----------------------------------------------
Dated                                   , 1997     ----------------------------------------------
      ---------------------------------
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                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule
14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that such tender of Shares complies with Rule 14e-4, and (c) guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The
Depository Trust Company or the Philadelphia Depository Trust Company (each a
"Book-Entry Transfer Facility"), in either case together with the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three Nasdaq National Market trading days after the date hereof.

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
----------------------------------------------     ----------------------------------------------
                 NAME OF FIRM                                   AUTHORIZED SIGNATURE
                                                   Name
----------------------------------------------          -----------------------------------------
                   ADDRESS                                      PLEASE TYPE OR PRINT
                                                   Title
----------------------------------------------           ----------------------------------------
                   ZIP CODE
                                                   Dated                                   , 1997
----------------------------------------------           ----------------------------------
            AREA CODE AND TEL. NO.

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR
      SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.